UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to Rule §240.14a-12

Chordiant Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20400 Stevens Creek Boulevard Suite 400
Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 27, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chordiant Software, Inc., a Delaware corporation. The meeting will be held on September 27, 2005 at 9:00 a.m. local time at our corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014, for the following purposes:

1.	To elect two (2) directors to hold office until the 2008 Annual Meeting of Stockholders;

2.	To ratify the selection of BDO Seidman, LLP as Chordiant’s independent registered public accounting firm for its fiscal year ending September 30, 2005;

3.	To approve Chordiant’s 2005 Equity Incentive Plan; and

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is August 4, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

George A. de Urioste
Chief Operating Officer, Chief Financial
Officer and Secretary

Cupertino, California
August 24, 2005

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

20400 Stevens Creek Boulevard Suite 400
Cupertino, California 95014

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
September 27, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Chordiant Software, Inc. (referred to as “Chordiant” or “we” or “us”) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about August 24, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on August 4, 2005 will be entitled to vote at the annual meeting. On this record date, there were 77,584,298 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on August 4, 2005 your shares were registered directly in your name with our transfer agent, EquiServe, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 4, 2005 your shares were held, not in your name but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two (2) directors;

•	Ratification of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2005;

•	Approval of our 2005 Equity Incentive Plan.

What are the recommendations of Chordiant’s Board of Directors on the matters scheduled for a vote?

The Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominees for two (2) directors to hold office until the 2008 Annual Meeting of Stockholders, FOR the ratification of the selection of BDO Seidman, LLP as Chordiant’s independent registered public accounting firm for its fiscal year ended September 30, 2005, and FOR the approval of our 2005 Equity Incentive Plan.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may withhold your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on September 26, 2005 to be counted.

•	To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on September 26, 2005 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of August 4, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the two (2) nominees for director, “For” the ratification of BDO Seidman, LLP as independent registered public accounting firm for the fiscal year ending September 30, 2005 and “For” the approval of the 2005 Equity Incentive Plan. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, employees and The Altman Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies and The Altman Group will be paid its customary fee of approximately $5,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice via certified or registered mail that you are revoking your proxy to our Corporate Secretary, George de Urioste, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 26, 2006, to our Corporate Secretary at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014. However, if the date of next year’s annual meeting changes by more than 30 days from the date of this year’s annual meeting, the deadline for submitting your proposal is a reasonable time before Chordiant begins to print and mail its proxy materials for next year’s annual meeting.

If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than March 31, 2006, nor later than May 30, 2006. However, if the date of next year’s annual meeting changes by more than 30 days from the date of this year’s annual meeting, the deadline for submitting your proposal is no earlier than March 31, 2006, nor later than May 30, 2006 or the tenth day following the day on which the public announcement of the date of next year’s annual meeting is first made. You are also advised to review Chordiant’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the two (2) nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

•	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the 2005 Equity Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 77,584,298 shares outstanding and entitled to vote. Thus, 38,792,150 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote (or one is submitted on your behalf by your broker bank or other nominee) or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our annual report on Form 10-K for fiscal 2005.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board presently has seven (7) seats, of which all are currently filled. There are two (2) directors in the class whose term of office expires in 2005. One (1) nominee for election to this class, Stephen Kelly, is a director of ours who was previously elected by the stockholders. One (1) nominee, Steven R. Springsteel, was elected by our Board to fill a vacancy. Mr. Springsteel was recommended to the Nominating and Corporate Governance Committee for consideration by the chairman of the Board, who is also an executive officer of Chordiant. The Nominating and Corporate Governance Committee then recommended to the Board the election of Mr. Springsteel. If elected at the annual meeting, each of these nominees would serve until the 2008 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for directors to attend the Annual Meeting and they may attend telephonically. Except for Mr. Kelly and Mr. Spadafora, none of the directors attended the 2004 Annual Meeting of Stockholders.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for Three-year Terms Expiring at the 2008 Annual Meeting

Stephen Kelly, age 43, has been a director of ours since March 2001 and our chief executive officer since January 2002. From October 2000 through January 2002, he served as our president and chief operating officer, and from October 1998 through October 2000 he served as our senior vice president of Europe, Middle East and Africa operations. From October 1997 to September 1998, Mr. Kelly served as our vice president of Europe, Middle East and Africa operations. From 1987 to 1997, Mr. Kelly worked in various sales, alliances and marketing roles at the European operations of Oracle Corporation, an enterprise software company, where he most recently served as director of Europe, Middle East and Africa alliances and industry groups. Mr. Kelly received his B.Sc. with honors in business administration from the University of Bath, England.

Steven R. Springsteel, age 47, has been a director of ours since January 2004. Since January 2003, he has served as senior vice president of finance and administration and chief financial officer of Verity, Inc., a publicly traded provider of intellectual capital management software. From November 2001 to January 2003, Mr. Springsteel served as the chief operating officer and chief financial officer of Sagent Technology, Inc., a publicly traded business intelligence software company, whose assets were acquired by Group 1 Software, Inc. in 2003. From October 2000 to November 2001, Mr. Springsteel served as the chief operating officer and chief financial officer of NOCpulse, a software company (subsequently sold to Red Hat). From November 1996 to October 2000, Mr. Springsteel served as the executive vice president and chief financial officer of Chordiant. Mr. Springsteel holds a BA in Business Administration from Cleveland State University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH
NAMED NOMINEE.

Directors Continuing in Office Until the 2006 Annual Meeting

William Raduchel, Ph.D. age 59, has been a director of ours since February 2003, and previously served as a director of Chordiant between August 1998 and May 2001. Since February 2005, he has served as a director of Blackboard Inc., a public company that provides enterprise software and services to the education industry. Since March 2004, he has served as the chairman and, since May 2004, chief executive officer of Ruckus Network, a digital entertainment network for students at colleges and universities over the university network. Since 2003, Dr. Raduchel has served as a director of In2Books, a non-profit educational organization. Since April 2003, Dr. Raduchel has served as a strategic advisor to Silicon Image, Inc., a semiconductor company. From time to time, he has advised Myriad International Holdings, a cable television and internet services company, Hyperspace Communications, a communications software company, and WildTangent, Inc., an online game publisher. From September 1999 through January 2001, he was chief technology officer of AOL becoming chief technology officer of AOL Time Warner (now known as Time Warner Inc.) at that time, a position he held through 2002. Time Warner Inc. is a publicly traded media company. After leaving AOL Time Warner, he served as a part-time strategic advisor to America Online, Inc. (a subsidiary of Time Warner Inc.) from March 2003 through February 2004. Infoworld magazine named Dr. Raduchel chief technology officer of the year in 2001. Dr. Raduchel joined AOL from Sun Microsystems, Inc., a public computer systems and networking company, where he was chief strategy officer and a member of its executive committee. In his eleven years at Sun, he also served as chief information officer, chief financial officer, acting vice president of human resources and vice president of corporate planning and development and oversaw relationships with major Japanese partners. He has been recognized as chief information officer of the year by CIO Magazine and, in 1991, was recognized as best chief financial officer in the computer industry by Wall Street Transcript. In addition, he has held senior executive roles at Xerox Corporation and McGraw-Hill, Inc. He has been a member of the National Advisory Board for the Salvation Army (and chairman of its Committee on Business Administration) since 1999, the Conference of Business Economists, the National Academy Committee on Internet Navigation and Domain Name Services (now ended) and the Board on Science, Technology and Economic Policy of the National Academy of Sciences since 2000. He has several issued and pending patents. After attending Michigan Technological University, which gave him an honorary doctorate in 2002, Dr. Raduchel received his undergraduate degree in economics from Michigan State University, and earned his A.M. and Ph.D. degrees in economics at Harvard University. In both the fall and spring of 2003 he was the Castle Lecturer on Computer Science at the U.S. Military Academy at West Point.

Samuel T. Spadafora, age 62, has been chairman of our board of directors since November 1999 and has been our chief strategy officer since November 2003. Mr. Spadafora is the chairman of our strategic planning committee which was formed in January 2004. Mr. Spadafora served as our chief executive officer and a director from June 1998 to January 2002. From June 1998 until October 2000, he was also our president. From April 1994 to June 1998, Mr. Spadafora served as vice president of worldwide field operations for the microelectronic business of Sun Microsystems, Inc., a public computer systems and networking company. Mr. Spadafora serves on the board of directors of Embarcadero Technologies, Inc. and Niku Corporation, both public information technology companies. Mr. Spadafora holds a B.A. in marketing from Eastern Michigan University.

David A. Weymouth, age 50, has been a director of ours since January 2005. Since July 2005, Mr. Weymouth has been an associate with Deloitte & Touche LLP, a firm providing audit, tax, consulting and corporate finance services in the U.K. From January 2005 to June 2005, Mr. Weymouth served as corporate responsibility director for Barclay’s Group, a U.K.-based financial services company. From February 2000 until December 2004, Mr. Weymouth served as the group chief information officer for Barclay’s Group. Prior to February 2000, Mr. Weymouth held a number of senior positions with Barclay’s Group, including managing director of service provision for retail and corporate banking and chief operating officer of Corporate Banking. Mr. Weymouth holds a Bachelor degree in French and an M.B.A. from University of London.

Directors Continuing in Office Until the 2007 Annual Meeting

Charles E. Hoffman, age 56, has been a director of ours since January 2005. Since June 2001, Mr. Hoffman has served as the president, chief executive officer, and a director of Covad Communications Group, Inc., a public internet communications and services company. From January 1998 to June 2001, Mr. Hoffman served as president and chief executive officer of Rogers Wireless, Inc., a Canadian communications and media company. Mr. Hoffman holds a B.S. and an M.B.A. from the University of Missouri — St. Louis.

David R. Springett, Ph.D., age 70, has been a director of ours since January 2000. Dr. Springett has served as president of the Community College Foundation, an educational foundation, since February 1994. Dr. Springett also held various positions during his 26-year career with Xerox Corporation, retiring in 1992 as Vice President of Strategic Marketing. He is a board member of the California Vehicle Foundation and the California State Commission on Welfare Reform and Training. Dr. Springett holds degrees from the Royal Military College of Canada, the University of Toronto, Queen’s University and Harvard University.

Executive Officers of the Registrant

Our executive officers are: Samuel T. Spadafora, chairman of the Board and chief strategy officer; Stephen Kelly, chief executive officer; George de Urioste, chief operating officer, chief financial officer, and secretary; and Robert Mullen, president of worldwide field operations.

Below is a brief biography of each of our executive officers, except Mr. Kelly and Mr. Spadafora. Biographical information regarding Mr. Kelly can be found above in the section titled, “Nominees for Election for Three-year Terms Expiring at the 2008 Annual Meeting” and biographical information regarding Mr. Spadafora can be found above in the section titled “Directors Continuing in Office Until the 2006 Annual Meeting.”

George A. de Urioste, age 50, has served as our chief operating officer since November 2004 and as our chief financial officer and principal accounting officer since January 2005. From July 2003 to November 2003, Mr. de Urioste served as executive vice president and chief financial officer of Savi Technology, Inc. a developer of radio frequency identification products. From June 2000 to July 2003, Mr. de Urioste was chief executive officer and co-founder of Aeroprise, Inc. an enterprise software company with products for mobile workflow management. Mr. de Urioste served as chairman of the board of directors of Aeroprise, Inc. from June 2000 until January 2005. Between 1998 and May 2000, Mr. de Urioste was involved in various community service and personal projects. From 1993 through 1998, Mr. de Urioste was vice president of finance and operations and chief financial officer of Remedy Corporation, a publicly traded enterprise software company with products for information technology service management. Mr. de Urioste is a Certified Public Accountant in California, received his M.B.A. from the University of California at Berkeley, and his B.S. in Accounting from the University of Southern California.

Robert Mullen, age 40, has served as our president of worldwide field operations since March 2005. From March 2003 to March 2005, he served as our senior vice president of North American field operations. From January 2001 to March 2003, he served as our senior vice president of sales. From 1999 to January 2001, he served as our general manager of European sales. Prior to joining Chordiant, Mr. Mullen worked at International Business Machines Corporation, a publicly traded information technology and business services company, in the financial services sector as sales manager of the solutions group from 1992 to 1999. Mr. Mullen holds a B.S. with honors in computer science from Kingston University, London.

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with Chordiant’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Chordiant, its senior management and its independent auditors, the Board affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Kelly, Chordiant’s chief executive officer and Mr. Spadafora, the chairman of the Board.

Information Regarding the Board of Directors and its Committees

In April 2004, the Board of Directors documented the governance practices followed by Chordiant by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, director orientation and education, director compensation, board meetings, board committees, board access to management, and succession planning. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for Audit Compensation and Nominating and Corporate Governance Committees of the Board, may be viewed on the worldwide web at www.chordiant.com

As required under new Nasdaq listing standards, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Executive sessions will be chaired by David Springett, the Board’s lead independent director.

Meetings of the Board of Directors

During fiscal 2004, the Board met eight (8) times. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Committees

During the year, the Board Committees were the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Strategic Planning Committee. The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees, as well as additional information about the our Corporate Governance Policies and Practices, are available on our website at www.chordiant.com/company/ir/overview.html. Such charters and additional information shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any other company filings under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Chordiant specifically incorporates such charters and additional information by reference therein.

Audit Committee

During fiscal 2004, the Audit Committee held five (5) meetings. The Audit Committee consisted of William Raduchel, George Reyes, who served on the Audit Committee until January 2004, David Springett, and Steven Springsteel, who joined the Audit Committee in January 2004. The Audit Committee currently consists of Mssrs. Raduchel (Chair), Springsteel, and Springett.

The Audit Committee of the Board oversees our corporate accounting and financial reporting process, including:

•	approving the engagement of the independent auditors and evaluating the performance of and assessing the qualifications of the independent auditors;

•	conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and

•	establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Springsteel qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Springsteel’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Compensation Committee

During fiscal 2004, the Compensation Committee met four (4) times. The Compensation Committee consisted of William Raduchel, George Reyes, who resigned from the Compensation Committee in January 2004, David Springett, and Steven Springsteel, who joined the Compensation Committee in January 2004. The Compensation Committee currently consists of Messrs. Springsteel (Chair), Raduchel and Springett. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Compensation Committee of the Board oversees our overall compensation strategy and policies, including:

•	reviewing and approving, or recommending to the Board for approval, corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	reviewing, determining and recommending to the Board for approval the compensation to be paid to our non-employee Directors for service on the Board and its committees;

•	recommending to the Board the adoption, amendment and termination of our stock option plans, stock purchase plans, executive bonus plans and similar programs; and

•	administering our stock option plans, stock purchase plans, executive bonus plans and similar programs.

Nominating and Corporate Governance Committee

From the beginning of fiscal 2004 to January 2004, Mr. Reyes was the sole member of Nominating and Corporate Governance Committee. In January 2004, the Board reconstituted the Nominating and Corporate Governance Committee and appointed Messrs. Eckert (Chair) and Springett as members. In June 2005, Mr. Eckert resigned from the board, and in July 2005, the Board appointed Mr. Hoffman as Chair of the committee. The Nominating and Corporate Governance Committee currently consists of Mr. Hoffman (Chair) and Mr. Springett. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). In fiscal 2004, the Nominating and Corporate Governance Committee did not meet. Our Nominating and Corporate Governance Committee charter can be found on the worldwide web at www.chordiant.com.

The Nominating and Corporate Governance Committee of the Board is responsible for:

•	identifying, evaluating, reviewing and recommending qualified candidates to serve as directors of Chordiant (consistent with criteria approved by the Board);

•	making recommendations to the Board regarding the chairmanship and membership of each committee; and

•	reviewing and assessing Chordiant’s corporate governance principles.

The Board will determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Nominating and Corporate Governance Committee, which is responsible for identifying, reviewing, and evaluating candidates in accordance with the criteria set forth below. In selecting candidates and existing directors for service on the Board, the minimum general criteria set forth below will be considered; specific additional criteria may be added with respect to specific searches. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them.

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to Chordiant’s affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Chordiant, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to Chordiant during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for purposes of Nasdaq listing standards.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. In fiscal 2004, the Nominating and Corporate Governance Committee did not reject a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation via certified or registered mail to the Nominating and Corporate Governance Committee at the following address: Chordiant Software, Inc. at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: George de Urioste, Corporate Secretary, not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Chordiant’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Strategic Planning Committee

The Strategic Planning Committee was formed in January 2004. Three (3) members of the Board of Directors comprise the Strategic Planning Committee: Messrs. Spadafora (Chair), Raduchel and Springett. A majority of the directors on our Strategic Planning Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

The Strategic Planning Committee of the Board is responsible for:

•	serving as representatives of the Board to review with the chief executive officer, president and other management of Chordiant, the long-range financial and strategic objectives for Chordiant;

•	reviewing with the chief executive officer, president and other management of Chordiant, material changes to the strategic direction of Chordiant, including acquisitions, joint ventures or dispositions of businesses and capital assets and the financing of such transactions;

•	reviewing and assessing periodically the adequacy of the committee’s charter, including the committee’s role and responsibilities as outlined in the charter, and shall recommend any proposed changes to the Board for its consideration; and

•	undertaking from time to time such additional activities within the scope of the committee’s primary functions as assigned by the Board.

Stockholder Communications With The Board Of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board. This information is available on our website on the worldwide web at www.chordiant.com.

Code Of Business Conduct and Ethics

The Company has adopted the Chordiant Code of Business Conduct and Ethics (the “Code”), which applies to all officers, directors and employees. The Code is available on our website at www.chordiant.com/company/ir/corpgov.html. If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Communications with Management and Independent Accountants

The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP Chordiant’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications With Audit Committees” which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee also has received written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, which relates to the accountant’s independence from Chordiant and its related entities, and has discussed their independence from Chordiant, including whether PricewaterhouseCoopers LLP’s provision of non-audit services was compatible with that independence.

Committee Member Independence

The Audit Committee is comprised of three non-employee, independent directors (as independence is defined in NASD Rule 4200(a)(15) of the Nasdaq Stock Market listing standards). The Audit Committee does have a “financial expert” as defined in applicable SEC rules.

Based on the Audit Committee’s discussion with management and PricewaterhouseCoopers LLP, our former independent accountants, and the Audit Committee’s review of the representation of management and the report of the PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Chordiant’s Transition Report on Form 10-K/T for the nine months ended September 30, 2004 filed with the Securities and Exchange Commission filed on March 29, 2005.

Audit Committee

William Raduchel
David Springett
Steven Springsteel

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO Seidman, LLP as our independent auditors for the fiscal year ending September 30, 2005 and has further directed that the selection of independent auditors for ratification by the stockholders be submitted at the Annual Meeting. BDO Seidman, LLP became our independent registered public accounting firm on July 1, 2005. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman, LLP as Chordiant’s independent auditors. However, the Audit Committee of the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

No fees were paid by us to BDO Seidman, LLP for the nine month period ended September 30, 2004 and the year ended December 31, 2003.

Resignation of PricewaterhouseCoopers LLP

On May 18, 2005, PricewaterhouseCoopers LLP informed us that PricewaterhouseCoopers LLP declined to stand for reelection as our independent registered public accounting firm. This event was disclosed in our Form 8-K filed on May 24, 2005.

The reports of PricewaterhouseCoopers LLP on our consolidated financial statements for the nine months ended September 30, 2004 and the year ended December 31, 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the nine months ended September 30, 2004, the year ended December 31, 2003 and through May 18, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such periods.

During the nine months ended September 30, 2004, the year ended December 31, 2003 and through May 18, 2005, other than as previously disclosed in Chordiant’s Form 10-K/T for the period ending September 30, 2004 and Forms 10-Q for the periods ending December 31, 2004 and March 31, 2005 and as described below, there were no “reportable events” requiring disclosure pursuant to paragraphs (a) (1) (v) of Section 304 of Regulation S-K. The term “reportable event” means any of the items listed in paragraphs (a) (1) (v) (A)-(D) of Section 304 of Regulation S-K.

Material Weakness Reported for the Quarter ended June 30, 2004

As previously disclosed in our quarterly report on Form 10-Q filed on August 16, 2004, PricewaterhouseCoopers LLP, in July 2004, informed our Audit Committee of possible revenue recognition problems for the quarter ended June 30, 2004 arising out of two contracts involving the sale of our enterprise solutions software. The issue with one of the contracts related to the timing of the execution of the contract and the issue with the other contract involved percentage of completion accounting. Our Audit Committee initiated an investigation and also engaged outside legal counsel to assist in the investigation. The investigation was conducted to (i) identify whether any revenue recognition issues existed at Chordiant generally, and (ii) review the business practices of our employees as they relate to procedures and controls applicable to the execution of our contracts. Through this investigation, management and our Audit Committee determined that a material weakness in our internal control over financial reporting existed relating to our revenue recognition controls.

Material Weakness Reported for the Quarter ended September 30, 2004

We reported in a quarterly report on Form 10-Q filed in October 2004 that PricewaterhouseCoopers LLP informed Chordiant and our Audit Committee that the following material weakness arose in the quarter ended September 30, 2004 with respect to our internal control over financial reporting relating to staffing of our finance department and the fact that many finance employees were new hires: (1) inadequate staffing and supervision leading to untimely identification and resolution of certain accounting matters, (2) failure of financial reporting controls in preventing or detecting misstatements of accounting information that resulted in certain adjustments to the financial statements and (3) incomplete or inadequate account analysis, account reconciliations and consolidation procedures.

We requested PricewaterhouseCoopers LLP to furnish us a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated May 23, 2005 is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on May 24, 2005. In pertinent part, the letter states that PricewaterhouseCoopers LLP agrees with the statements above concerning PricewaterhouseCoopers LLP, but that it makes no comment whatsoever regarding the current status of the material weakness in internal controls or any remedial actions taken with respect to such material weakness.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to Chordiant by PricewaterhouseCoopers LLP for the nine months ended September 30, 2004 and the twelve months ended December 31, 2003, were:

	Nine Months Ended September 30, 2004	Twelve Months Ended December 31, 2003
Audit Fees
Aggregate fees for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, consents, income tax provision procedures, and assistance with review of documents filed with the SEC:	$769,379	$475,655

Audit-Related Fees
Aggregate fees for assurance and related services including benefit plan audits and consultation on acquisitions:	$74,475	$6,500

Tax Fees
Aggregate fees for tax services rendered for tax return preparation, tax-payment planning services, tax audits and appeals, tax services for employee benefit plans and requests for rulings or technical advice:	$10,919	$50,123

All Other Fees
Aggregate fees for all other services rendered are for information systems reviews, employee benefit plan advisory services and risk management advisory services:	$—	$—

Total:	$854,773	$542,278

(1)	The aggregate fees included in “Audit” are fees billed for the fiscal years set forth for the audit of our annual financial statements and review of our financial statements and statutory and regulatory filings or engagements. The aggregate fees in each of the other categories are fees billed in the fiscal years set forth.

Pre-Approval Policies and Procedures.

Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding Chordiant’s engagement of the independent accountant, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to Chordiant’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. The Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

The Audit Committee has determined the rendering of the tax and other non-audit services by BDO Seidman, LLP is compatible with maintaining the accountant’s independence. However, we have retained Deloitte & Touche LLP to provide us with tax services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF 2005 EQUITY INCENTIVE PLAN

In November 1999 the Board adopted our 1999 Equity Incentive Plan (the “1999 Plan”), which was approved by our stockholders in December 1999. In July 2005, the Board adopted our 2005 Equity Incentive Plan (the “2005 Plan”), subject to stockholder approval at the annual meeting. The 2005 Plan is intended as a successor to, and continuation of, our 1999 Plan.

Subject to stockholder approval, the 2005 Plan will include the following changes to the 1999 Plan:

•	Increase the number of shares available for issuance by 5,500,000 shares of common stock from an aggregate total of 1,215,414 shares available under the 1999 Plan as of August 22, 2005 (plus any shares that might in the future be returned to the 2005 plan as a result of the reacquisition of unvested shares, or as a result of cancellations or expirations of options), resulting in an aggregate of approximately 6,715,414 shares available for future grant and issuance under the 2005 Plan;

•	Prohibit the Board from repricing stock awards or canceling and regranting outstanding stock awards without stockholder approval;

•	Clarify that the 2005 Plan allows for the “net exercise” of options;

•	Permit performance cash awards;

•	Clarify that the minimum exercise price for nonstatutory stock options will be not less than 100% of the fair market value of our common stock on the date of grant;

•	Eliminate the “evergreen” provision;

•	Clarify that the Board may delegate to officers of the Company the authority to grant stock awards to employees who are not officers within certain parameters;

•	Clarify that forfeited shares, repurchased shares, shares used to satisfy tax withholding, shares utilized for net exercises, and previously owned shares tendered as payment for exercises or purchases will revert to and again become available for issuance under the 2005 Plan;

•	Provide for immediate termination of outstanding options and stock appreciation rights if participant’s service is terminated for “cause” as defined in the 2005 Plan; and

•	Clarify the mechanics of the provision that provides for one year’s acceleration of vesting in the event of a change in control (as defined below).

The Board of Directors strongly believes that approval of the 2005 Plan is essential to our continued success. We believe equity compensation gives employees and directors a stake in our future success and view it as a vital component of our ability to offer competitive compensation packages within a highly aggressive industry. As of August 22, 2005, only 1,215,414 shares remained available for future grant and issuance under the 1999 Plan and 371,610 shares remained available for future grant and issuance under our 2000 Nonstatutory Equity Incentive Plan (the “2000 Plan”) (plus any shares that might in the future be returned to the these plans as a result of the reacquisition of unvested shares, or as a result of cancellations or expirations of options). The Board believes the current number of shares available for future grant is insufficient and will seriously harm our ability to attract and retain qualified employees and directors. The 2005 Plan is designed to assist us in recruiting, motivating and retaining talented employees and directors who will help us to continue achieving our business goals, including creating long-term value for stockholders.

In order to facilitate approval of this proposal and address stockholder concerns regarding the number of options we intend to grant in a given year, the Board commits to the stockholders that for the next three fiscal years it will not grant in a fiscal year a number of shares subject to equity awards to employees (whether under the 2005 Plan or other plans not approved by stockholders) greater than average “burn rate” for equity awards by companies in the software and services industry (as stated by Institutional Shareholder Services), which is 5.44% of the number of shares of our common stock that we believe will be outstanding at the end of the same fiscal year. For purposes of calculating the number of shares granted in a year, stock purchase awards, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards with respect to which the strike price is less than 100% of the fair market value will count as equivalent to (i) 1.5 option shares if our annual stock price volatility is 53% or higher, (ii) two option shares if our annual stock price volatility is between 25% and 52%, and (iii) four option shares if our annual stock price volatility is less than 25%. Volatility is calculated pursuant to guidelines specified by Institutional Shareholder Services.

Upon approval of the 2005 Plan by the stockholders, all stock awards granted by us will be subject to the terms of the 2005 Plan and no additional stock awards will be granted under the 1999 Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the 1999 Plan will be added to the share reserve of the 2005 Plan and available for issuance pursuant to stock awards granted under the 2005 Plan. All outstanding stock awards granted under the 1999 Plan will remain subject to the terms of the 1999 Plan, except that the Board may elect to extend one or more of the features of the 2005 Plan to stock awards granted under the 1999 Plan. Any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of the 2005 Plan and become available for issuance pursuant to stock awards granted under the 2005 Plan.

As of August 22, 2005:

•	20,000,000 shares of our common stock were authorized and reserved for issuance under the 1999 Plan;

•	awards covering an aggregate of approximately 18,784,586 shares of common stock had been granted under the 1999 Plan (excluding awards returned to the 1999 Plan as a result of the reacquisition of unvested shares or as a result of cancellations or expirations of options); and

•	approximately 1,215,414 shares of common stock (plus any shares that might in the future be returned to the 1999 Plan as a result of cancellation or expiration of awards) remained available for future grants under the 1999 Plan.

The 1999 Plan contains a provision whereby additional shares are added to the share reserve for the 1999 Plan on October 1st of each calendar year until a cap is met. The cap for the 1999 Plan, 20,000,000 shares, was met in October of 2001, and therefore the “evergreen” is no longer applicable.

In this Proposal 3, you are requested to approve the adoption of the 2005 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the adoption of the 2005 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

The terms and provisions of the 2005 Plan are summarized below. This summary, however, does not purport to be a complete description of the 2005 Plan. The 2005 Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Corporate Secretary at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

General

The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other forms of equity compensation (collectively, the “stock awards”). To date, we have granted no stock awards under the 2005 Plan.

Incentive stock options granted under the 2005 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2005 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the 2005 Plan to provide a means by which employees, directors and consultants of Chordiant and its affiliates may be given an opportunity to purchase stock in Chordiant, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Chordiant and its affiliates.

As of August 15, 2005, approximately 320 employees, directors, and consultants of Chordiant and its affiliates are eligible to participate in the 2005 Plan.

Administration

The Board administers the 2005 Plan. Subject to the provisions of the 2005 Plan, the Board has the power to construe and interpret the 2005 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board also has the authority to settle all controversies, accelerate vesting of stock awards, suspend or terminate the 2005 Plan, to amend the 2005 Plan, to submit any amendment for stockholder approval, to amend the 2005 Plan with regard to Incentive Stock Options, to amend any stock awards, and to adopt procedures or sub-plans for non-U.S. participants.

The Board has the power to delegate administration of the 2005 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. As used herein with respect to the 2005 Plan, the “Board” refers to any committee the Board appoints as well as to our Board itself.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The 2005 Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of Chordiant or an affiliate, (ii) former employees of Chordiant or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of Chordiant or an affiliate, (iv) directors currently receiving direct or indirect remuneration from Chordiant or an affiliate in any capacity (other than as a director) and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

The Board also has the power to delegate to one or more of our officers the authority to do one or both of the following: (i) designate employees who are not officers to be recipients of stock awards and the terms thereof, and (ii) determine the number of shares of common stock to be subject to such stock awards granted to such employees; provided, however, that the Board shall specify the total number of shares of common stock that may be subject to the stock awards granted by such officer and that such officer may not grant a stock award to himself or herself.

In the event of a decline in the value of our common stock, the Board does not have the authority to reprice any outstanding stock awards under the 2005 Plan or cancel and re-grant any outstanding stock awards under the 2005 Plan, unless Chordiant’s stockholders have approved such an action within twelve (12) months prior to such an event.

Stock Subject to the 2005 Plan

If stockholders approve this Proposal 3, an aggregate of approximately 13,704,466 shares of common stock will be reserved for issuance under the 2005 Plan, including 6,989,052 shares that are subject to outstanding stock awards under the 1999 Plan. If awards granted under the 2005 Plan or previously granted under the 1999 Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2005 Plan. If shares of common stock are not issued because such shares instead are used to satisfy an applicable tax withholding requirement or other obligation to Chordiant in connection with the exercise of an award, then such shares will again be available for issuance under the 2005 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation) only the number of shares of common stock issued, net of any shares so tendered, will be deemed issued to the participant. If we reacquire unvested stock issued under the 2005 Plan, or the stock award is settled in cash, the reacquired stock will become available again for reissuance under the 2005 Plan.

The maximum number of shares that may be issued pursuant to the exercise of incentive stock options is 13,704,466.

Eligibility

Incentive stock options may be granted under the 2005 Plan only to employees (including officers) of Chordiant and its affiliates. Employees (including officers), directors, and consultants of both Chordiant and its affiliates are eligible to receive all other types of awards under the 2005 Plan.

No incentive stock option may be granted under the 2005 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Chordiant or any affiliate of Chordiant, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2005 Plan and all other such plans of Chordiant and its affiliates) may not exceed $100,000.

No employee may be granted stock options and stock appreciation rights under the 2005 Plan exercisable for more than 5,000,000 shares of common stock during any calendar year (“Section 162(m) Limitation”).

Terms of Options

The following is a description of the permissible terms of options under the 2005 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.  The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. As of August 22, 2005, the closing price of our common stock as reported on the Nasdaq National Market System was $2.35 per share.

The exercise price of options granted under the 2005 Plan must be paid in cash at the time the option is exercised, or, at the discretion of the Board, (i) by delivery of other common stock of Chordiant owned by the participant for at least six months (or such other period of time required to avoid a charge in earnings for financial accounting purposes), (ii) pursuant to a deferred payment arrangement; (iii) pursuant to a net exercise arrangement; or (iv) in any other form of legal consideration acceptable to the Board.

Option Exercise.  Options granted under the 2005 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the 1999 Plan typically vest at the rate of 1/4th on the first anniversary of the date the option holder commenced providing services to us and 1/48th per month thereafter, such that all shares are vested on the fourth anniversary of the date the option holder commenced providing services to us, provided that vesting only continues during the participant’s employment by, or service as a director or consultant to, Chordiant or an affiliate (collectively, “service”), after the first year of employment. Shares covered by options granted in the future under the 2005 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned our common stock or by a combination of these means.

Term.  The maximum term of options under the 2005 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is 5 years.

Termination of Service.  Options under the 2005 Plan generally terminate 3 months after termination of the participant’s service unless (i) such termination is due to the participant’s disability in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time before the earlier of 12 months from the date such termination or the expiration of the option; (ii) the participant dies before the participant’s service has terminated, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) at any time before the earlier of 18 months from the date of the participant’s death or the expiration of the option, by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Except as explicitly provided otherwise in a participant’s option agreement, in the event that a participant’s service is terminated for cause, the option will terminate upon the termination date of such participant’s service, and the participant will be prohibited from exercising his or her option.

Restrictions on Transfer.  The Board has the authority to determine the limitations on transferability of options. Generally, the following restrictions apply: (i) participant may not transfer an option otherwise than by will or by the laws of descent and distribution; and (ii) during the lifetime of the participant, only the participant may exercise an option.

Terms of Stock Purchase Awards

Payment. Our Board determines the purchase price under a stock purchase award agreement. The purchase price may be paid either (i) in cash; (ii) by past or future services to Chordiant or an affiliate; or (iii) in any other form of legal consideration acceptable to the Board.

Vesting.  Shares of common stock acquired under a stock purchase award agreement may be subject to vesting in accordance with a schedule determined by the Board.

Termination of Service.  In the event that a participant’s service terminates, Chordiant may repurchase any or all of the unvested shares of common stock held by the participant.

Restrictions on Transfer.  Rights under a stock purchase award agreement may be transferred as may be expressly authorized by the terms of the applicable stock purchase award agreement.

Terms of Restricted Stock Awards

Payment.  A restricted stock award may be awarded in consideration for (i) past or future services rendered to Chordiant or an affiliate or (ii) any other form of legal consideration acceptable to the Board.

Vesting.  Shares of common stock acquired under a restricted stock award agreement may be subject to vesting in accordance with a schedule determined by the Board.

Termination of Service.   In the event that a participant’s service terminates, Chordiant may receive via a forfeiture condition any or all of the unvested shares of common stock held by the participant.

Restrictions on Transfer.  Rights under a restricted stock award agreement may be transferred as may be expressly authorized by the terms of the applicable restricted stock award agreement.

Terms of Restricted Stock Unit Awards

Consideration.  The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards.  A stock unit award may be settled by the delivery of shares of our common stock, in cash, or by any combination of these means or in any other form of consideration as determined by the Board.

Vesting and Additional Restrictions.  Stock unit awards vest at the rate specified in the stock unit award agreement as determined by the Board. At the time of grant, the Board may also impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting.

Dividend Equivalents.  Dividend equivalent rights may be credited with respect to shares covered by a stock unit award. We do not anticipate paying cash dividends on our common stock for the foreseeable future, however.

Termination of Service. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of service.

Terms of Stock Appreciation Rights

Exercise.  Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise, over (ii) the strike price determined by the Board on the date of grant.

Settlement of Awards.  The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by the Board.

Vesting.  Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service.  Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term. However, except as explicitly provided otherwise in a participant’s stock appreciation right agreement, in the event that a participant’s service is terminated for cause, the stock appreciation right shall terminate upon the termination date of such participant’s service, and the participant will be prohibited from exercising his or her stock appreciation right.

Terms of Performance-Based Awards

General.  The 2005 Plan allows the Board to issue performance stock awards and performance cash awards (together, the “performance-based awards”) that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the issuance of such stock or cash is approved by the Compensation Committee and the grant, vesting, or exercise of one or more stock awards and the delivery of such cash is tied solely to the attainment of certain performance goals during a designed performance period.

Performance Goals.  In granting a performance-based award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2005 Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

To assure that the compensation attributable to one or more performance awards will qualify as performance-based compensation that will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Board has the authority to structure one or more of these awards so that stock or cash will be issued or paid pursuant to the award upon the achievement of certain pre-established performance goals. Such goals may be based on any one of, or a combination of, the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) other measures of performance selected by the Board.

At the time of the grant of any performance-based award, the Board is authorized to determine whether, when calculating the attainment of performance goals: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

If this Proposal 3 is approved by stockholders, compensation attributable to performance-based stock awards under the 2005 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Annual Limitation.  The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed the value of 3,000,000 shares of common stock. The maximum benefit to be received by a participant in any calendar year attributable to performance cash awards may not exceed $3,000,000.

Terms of Other Stock Awards

The Board may grant other stock awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2005 Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of our common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2005 Plan.

Adjustment Provisions

Transactions not involving receipt of consideration by Chordiant, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the 2005 Plan and outstanding awards. In that event, the 2005 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the 2005 Plan, the Section 162(m) Limitation, and the maximum number of shares a participant can receive under a performance-based stock award. Further, outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions and a Change in Control

In the event of (i) the sale or other disposition of all or substantially all of the assets of Chordiant, (ii) the sale or other disposition of at least 90% of the outstanding securities of Chordiant, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume awards outstanding under the 2005 Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or to substitute similar awards, then with respect to awards held by participants whose service with us or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full, subject to certain limitations, and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

Subject to certain exceptions, in the event a person becomes the owner of Chordiant’s securities representing more than 50% of the combined voting power of Chordiant’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction (a “change in control”), each outstanding stock award (other than a performance stock award) will become immediately vested in that number of shares that would have been vested as of a date twelve months following the date of the change in control. Following the acceleration described in this paragraph, any unvested shares of common stock remaining subject to a stock award shall vest in equal installments over a vesting period that is twelve months shorter than the vesting period immediately prior to the change in control. If the vesting of a stock award is accelerated pursuant to a corporate transaction as described in the immediately preceding paragraph, acceleration on a change of control will not occur.

The acceleration of a stock award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Chordiant.

Duration, Amendment and Termination

The Board may suspend or terminate the 2005 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2005 Plan will terminate on July 19, 2015.

The Board may also amend the 2005 Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2005 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; (iii) change any other provision of the 2005 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements; (iv) reprice any outstanding stock awards under the 2005 Plan, or (v) cancel and re-grant any outstanding stock awards under the 2005 Plan. The Board may submit any other amendment to the 2005 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Incentive Stock Options.  Incentive stock options under the 2005 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or Chordiant by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, Chordiant will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Stock Purchase Awards and Restricted Stock Awards.  Nonstatutory stock options, stock purchase awards and restricted stock awards granted under the 2005 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or Chordiant by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Stock Unit Awards.  No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the vested shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Chordiant, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

All other stock awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

Information Regarding Stock Awards Granted During Fiscal 2004 and Fiscal 2005

The following table presents certain information with respect to stock awards granted under the 1999 Plan and the 2000 Plan during the 2004 fiscal year to (A) the officers listed in the Summary Compensation Table below, (B) all executive officers as a group, (C) all current directors who are not executive officers as a group; and (D) all employees, including current officers who are not executive officers, as a group. Other than Mr. Morrison, no person received five percent or more of the options granted during fiscal 2004. For information concerning stock awards granted to our directors under our 1999 Non-Employee Directors’ Stock Option Plan, see “Compensation of Directors and Executive Officers — Compensation of Directors” below.

	Shares Covered by Restricted Stock Awards Granted During the 2004 Fiscal Year	Shares Covered by Options Granted During the 2004 Fiscal Year
Stephen Kelly, Chief Executive Officer	—	75,000
Samuel T. Spadafora, Chairman of the Board	—	40,000
Donald J. Morrison, President*	—	200,000
Allen Swann, President, International Field Operations **	—	0
All current executive officers as a group		165,000
All current directors who are not executive officers as a group	—	—
All employees who are not executive officers as a group	8,549	2,199,250

*	Mr. Morrison resigned from Chordiant effective May 2, 2005.

**	Mr. Swann resigned from Chordiant effective September 30, 2005.

In June 2005, Mr. Kelly, our chief executive officer, and Mr. Mullen, our president of worldwide field operations, each received a grant of 125,000 shares of our restricted stock. These shares vest on April 1, 2006, provided Chordiant is current in filing its periodic reports under the Securities Exchange Act of 1934, as amended, and the executive is employed by Chordiant on that date.

In addition, in August 2005, the Board determined to make the following restricted stock awards to Mr. Mullen:

Grant Date	Number of Shares	Vesting Schedule
August 2005	200,000	October 2005 — 66,666 shares October 2006 — 66,667 shares October 2007 — 66,667 shares
April 2006	200,000	April 2007 — 66,666 shares April 2008 — 66,667 shares April 2009 — 66,667 shares
April 2007	200,000	April 2008 — 66,666 shares April 2009 — 66,667 shares April 2010 — 66,667 shares

EQUITY COMPENSATION PLAN INFORMATION (1) (2) (3)

The following table provides certain information with respect to all of our equity compensation plans in effect as of September 30, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($/sh) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c) (4)
Equity compensation plans approved by security holders	6,713,480	$2.46	1,757,236

Equity compensation plans not approved by security holders	2,492,742	$2.07	131,812

Total	9,206,222	$2.36	1,889,048

(1)	All information set forth in this table is as of September 30, 2004.

(2)	Upon our acquisition of Prime Response, Inc. and White Spider Software, Inc. in 2001 and 2000, respectively, we assumed outstanding options of Prime Response and White Spider such that these options became exercisable for an aggregate of 768,560 shares of our common stock at a weighted-average exercise price of $9.21 per share. As of September 30, 2004, 108,000 options of Prime Response, Inc. and White Spider Software, Inc are still outstanding with a weighted-average exercise price of $7.20. The option plans governing these options terminated other than with respect to the outstanding options, and no options will be granted in the future pursuant to these plans. These plans were not approved by our stockholders, as no approval was required and the plans were not assumed by us. The shares referenced in this note are not included in any of the numbers set forth in the table.

(3)	Chordiant’s 1999 Employee Stock Purchase Plan provides for an annual automatic increase to the share reserve on October 1 of each year, calculated as follows: the aggregate number of shares of common stock subject to the plan will increase by the greater of (i) the number of shares equal to two percent of the fully diluted outstanding shares of Chordiant or (ii) the number of shares that have been sold pursuant to rights granted under the 1999 Employee Stock Purchase Plan in the prior year. The Board may, in its discretion, provide for a smaller increase in the share reserve. The total share reserve cannot exceed thirteen million shares of common stock. Chordiant’s 1999 Non-Employee Directors’ Plan provides for an annual automatic increase to the share reserve on October 1 of each year, calculated as follows: the aggregate number of shares of common stock subject to the plan will increase by the greater of (i) the number of shares equal to one-half of one percent of the fully diluted outstanding shares of Chordiant or (ii) the number of shares that have been made subject to options granted under the 1999 Non-Employee Directors’ Plan in the prior year. The Board may, in its discretion, provide for a smaller increase in the share reserve.

(4)	Excludes the 5,500,000 additional shares that will be reserved for issuance under the 2005 Plan if Proposal 3 is approved by stockholders.

In March of 2000 the Board adopted our 2000 Nonstatutory Equity Incentive Plan (the “2000 Plan”). Stockholder approval of this plan has not been obtained. The 2000 Plan was in effect as of December 31, 2001. In April of 2002, the Board approved an increase to the number of shares reserved under the 2000 Plan from 900,000 shares to 2,400,000 shares, also without stockholder approval as such approval was not required by the 2000 Plan or by applicable law. The 2000 Plan does not have a termination date, and will continue indefinitely until suspended or terminated by the Board. The 2000 Plan provides for the grant of nonstatutory stock options and the issuance of restricted stock and stock bonuses to our employees (other than officers, directors, or beneficial owners of ten percent (10%) or more of our common stock) and consultants who meet certain eligibility requirements. The terms and price of nonstatutory stock options granted under the 2000 Plan are determined by the Board (or a committee of the Board) and are set forth in each optionee’s option agreement. The Board (or a committee of the Board) sets the terms of stock bonuses and rights to purchase restricted stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of July 22, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group. In addition, the table sets forth certain information regarding the ownership of our common stock by all those known by us to be beneficial owners of more than five percent of our common stock as of the dates noted below:

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
Five Percent Stockholders:

Institutional Venture Management X, LLC
(as of 11/10/04)	4,500,000		5.8%
3000 Sand Hill Road, Building 2, Suite 290 Menlo Park, CA 94025

Palo Alto Investors, LLC
(as of 5/05/05)	7,678,765		9.9%
470 University Avenue Palo Alto, CA 94301

Directors, Nominees and Executive Officers:
Samuel T. Spadafora	1,513,896	(2)	1.9%
Stephen Kelly	1,202,232	(3)	1.5%
William Raduchel	115,156	(4)	*%
David R. Springett	85,000	(5)	*%
Steven R. Springsteel	57,500	(6)	*%
Charles E. Hoffman	25,000	(7)	*%
David A. Weymouth	25,000	(8)	*%
Don Morrison**	651,478	(9)	*%
Allen Swann***	378,432	(10)	*%
All executive officers and directors as a group (9 persons)****	5,864,248	(11)	6.0%

*	Less than one percent.

**	Mr. Morrison resigned from Chordiant effective May 2, 2005.

***	Mr. Swann retired from Chordiant effective September 30, 2004.

****	Does not include Messrs. Morrison and Swann as they are no longer executive officers of Chordiant.

(1)	This table is based upon information supplied by our executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table, and subject to community property laws were applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 77,498,895 shares outstanding on July 22, 2005, adjusted as required by rules promulgated by the SEC.

(2)	Consists of (a) 432,977 shares held by the Samuel T. and Cheryl M. Spadafora 1992 Family Trust and (b) 1,080,919 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of July 22, 2005.

(3)	Consists of (a) 12,043 shares acquired pursuant to our employee stock purchase plan, (b) 237,823 shares held by Mr. Kelly’s spouse, (c) 35,415 shares acquired through the exercise of options, (d) 351,045 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of July 22, 2005, and (e) 565,906 shares acquired as a restricted stock award.

(4)	Consists of (a) 60,156 shares issued upon the exercise of options, and (b) 55,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of July 22, 2005.

(5)	Consists of 85,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of July 22, 2005.

(6)	Consists of (a) 10,000 shares acquired on the open market, (b) 10,000 shares held by two of Mr. Springsteel’s children and (c) 37,500 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of July 22, 2005.

(7)	Consists of 25,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of July 22, 2005.

(8)	Consists of 25,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of July 22, 2005.

(9)	Consists of (a) 1,935 shares acquired pursuant to Chordiant’s 1999 Employee Stock Purchase Plan, (b) 5,000 shares held by the Julia Elise Morrison 1999 Trust, (c) 5,000 shares held by the Whitney Ann Ellis 1999 Trust, (d) 5,000 shares held by the Tyler Rhoads Ellis 1999 Trust, (e) 458,170 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of July 22, 2005, (g) 42,345 shares acquired pursuant to the exercise of certain options, and (h) 134,028 shares acquired as a restricted stock award. Mr. Morrison is trustee of the aforementioned trusts, which benefit Mr. Morrison’s children.

(10)	Consists of (a) 57,852 shares acquired pursuant to Chordiant’s 1999 Employee Stock Purchase Plan, (b) 80,663 shares acquired pursuant to the exercise of certain options, (c) 158,499 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of July 22, 2005, and (d) 162,081 shares acquired as a restricted stock award.

(11)	Includes shares described in notes (2) through (8) above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Chordiant. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: Two option exercises by Samuel T. Spadafora were reported late on Form 5.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

On June 2, 2005, the Board approved compensation to be paid to our non-employee directors as follows.

Non-employee directors receive cash compensation from us for their services as members of the Board or for attendance at committee meetings as follows: Directors receive a quarterly retainer of $7,500 for service as a member of the Board (subject to attendance at three out of four regularly scheduled meetings). Directors also receive $1,500 per meeting of the Audit Committee, not to exceed $6,000 per quarter, and $1,500 per meeting of the Nominating and Corporate Governance Committee, not to exceed $3,000 per quarter. Chairs of the Compensation Committee, Nominating and Corporate Governance Committee, and Strategy Committee each receive $2,000 per quarter. The Chair of the Audit Committee receives $3,000 per quarter. The Lead Independent Director receives $2,000 per quarter and, for a special assignment for the period January through September 2005, $1,500 per meeting not to exceed $6,000 per quarter. Other committees do not carry separate cash compensation. Directors are also eligible for reimbursement for expenses incurred in connection with attendance at Board meetings in accordance with our policy.

During fiscal year 2004, we paid cash compensation to non-employee directors as follows: Directors received a quarterly retainer of $7,500 for service as a member of the Board (subject to attendance at meetings) and $750 per quarter for service on the audit committee and $750 per quarter for service on the compensation committee (each subject to attendance at committee meetings). The Lead Independent Director received $750 for each meeting he convened of the independent directors. Other committees such as the nominating committee or other special ad hoc committees formed did not carry separate compensation.

Each non-employee director receives stock option grants under the 1999 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) (only non-employee directors of ours or of an affiliate of ours are eligible to receive options under the Directors’ Plan). Options granted under the Directors’ Plan are non-discretionary and are intended by us not to qualify as incentive stock options.

Under the Directors’ Plan, each non-employee director is automatically entitled to receive an initial option to purchase 25,000 shares of our common stock. Pursuant to the terms of the Directors’ Plan, initial grants to purchase 25,000 shares of our common stock were made to those non-employee directors serving on the Board on February 14, 2000, the effective date of our initial public offering. Each director elected or appointed subsequent to February 14, 2000 has received or will receive an initial option to purchase 25,000 shares of our common stock on the date of such non-employee director’s election or appointment to the Board. These option grants are immediately exercisable with 1/3rd of the shares vesting on the anniversary of the grant date and 1/36th of the shares initially granted vesting each month thereafter that the director serves on the Board, such that all shares are fully vested over three years.

In addition, on the day after each of our annual meetings of stockholders, each person who is then a non-employee director is automatically granted an annual option to purchase 7,500 shares of our common stock. These annual option grants are immediately exercisable, with the shares vesting in equal monthly installments over a year period measured from the date of grant. If a non-employee director is appointed to the Board between annual meetings, the annual option is prorated to reflect the amount of time to be served until the next annual meeting.

Finally, on the day after each of our annual meetings, each non-employee director who is then serving on a Board committee will automatically receive, pursuant to the terms of the Directors’ Plan, an option to purchase 5,000 shares of our common stock. The option is exercisable immediately and vests monthly over the year period measured from the date of grant. If the non-employee director is appointed to a committee after the annual meeting, the option is prorated according to the time to be served until the next annual meeting.

The exercise price of options granted under the Directors’ Plan is the fair market value of our common stock on the date of the grant, as determined by the closing price reported on the Nasdaq National Market for the date of grant. Each option grant made pursuant to the Directors’ Plan has a term of ten years. However, the time in which an option granted under the Directors’ Plan may be exercised ends three months from the date the optionee’s service with us is terminated, with the exception of termination resulting from death or disability of the optionee, in which case the option terminates 18 months following such optionee’s death and 12 months following such optionee’s disability. In no event, however, may an option be exercised after its term expires. In addition, in the event of a dissolution, liquidation, sale of substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or the acquisition by any person, entity or group of the beneficial ownership of our securities representing at least 50% of the combined voting power permitted to vote in the election of directors, then those unvested options issued under the Directors’ Plan held by optionees then performing services as an employee or director of, or consultant to, us are accelerated by one year.

Compensation Of Executive Officers

Summary Compensation Table

The following table shows for the twelve months ended September 30, 2004, December 31, 2003, and December 31, 2002,* compensation awarded or paid to, or earned by, our chief executive officer and our other most highly compensated executive officers at September 30, 2004 (the “Named Executive Officers”):

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year*	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($)
Samuel T. Spadafora	2004	232,787	12,500	—		40,000		5,470	(1)
Chairman of the Board	2003	232,787	30,000	—		150,000		6,397
	2002	259,018	105,367	—		175,000		5,500

Stephen Kelly	2004	351,791	79,702	—		75,000		29,825	(2)
Chief Executive Officer	2003	275,624	215,199	—		200,000		26,236
	2002	318,567	424,277	1,377,775	(3)	325,000	(4)	22,284

Donald J. Morrison	2004	252,708	46,850	—		200,000		810	(5)
President**	2003	221,420	55,750	—		100,000		806
	2002	224,584	73,365	163,388	(6)	127,141	(7)	5,500

Allen Swann	2004	354,207	86,441	—		—		30,093	(8)
President, International	2003	288,053	112,079	—		100,000		28,277
Field Operations***	2002	249,927	18,657	431,810	(9)	88,750	(10)	51,280

*	On December 29, 2004, we changed our fiscal year end from December 31 to September 30. This chart reports compensation for the years 2002 and 2003 based on the December 31 year end (as if the fiscal year had not been changed) and in addition reports compensation for the twelve months ended September 30, 2004. Due to the change in fiscal year end, there is a three-month overlap in the compensation reported. Specifically, the three months beginning October 1, 2003 and ending December 31, 2003 are reflected both in the fiscal year 2003 and in the fiscal year 2004 compensation figures.

**	Mr. Morrison resigned from Chordiant effective May 2, 2005.

***	Mr. Swann retired from Chordiant effective September 30, 2004.

(1)	Includes $3,564 paid by us for group-term life insurance premium and $1,906 in 401(k) matching contributions paid by us.

(2)	Consists of pension plan matching contributions paid by us to Mr. Kelly’s individual pension plan.

(3)	Total number of shares awarded was 1,020,574. As of August 15, 2005, these shares are fully vested. As of September 30, 2004, Mr. Kelly held 481,851 of these shares, valued at $1,402,186 based on the closing price of our unrestricted common stock as of September 30, 2004. As of September 30, 2004, of these 481,851 shares, 332,822 were vested and 149,029 remained subject to vesting. We do not intend to pay dividends on the restricted stock component reported above.

(4)	Options covering all of these shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of our option exchange program in August 2002 (the “2002 Program”).

(5)	Consists of $810 paid by us for group-term life insurance premium.

(6)	Total number of shares awarded was 201,713. As of September 30, 2004, Mr. Morrison held 146,157 of these shares, valued at $425,317 based on the closing price of our unrestricted common stock as of September 30, 2004. As of September 30, 2004, of these 146,157 shares, 103,437 were vested and 42,720 remained subject to vesting. We do not intend to pay dividends on the restricted stock component reported above.

(7)	Options covering all of these shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(8)	Includes $30,093 in pension plan matching contributions paid by us to Mr. Swann’s individual pension plan.

(9)	Total number of shares awarded was 319,859. These shares vest quarterly beginning on February 15, 2003 and ending on February 15, 2005. As of September 30, 2004, Mr. Swann held 162,192 of these shares, valued at $471,979 based on the closing price of our unrestricted common stock as of September 30, 2004. As of September 30, 2004, of these 162,192 shares, 152,192 were vested and 10,000 remained subject to vesting. We do not intend to pay dividends on the restricted stock component reported above.

(10)	Options covering all of these shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

Stock Option Grants and Exercises

The following tables show for the fiscal year ended September 30, 2004, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in the Twelve Months Ended September 30, 2004

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Individual Grants
Name	Number of Securities Underlying Options Granted (2)(#)	% of Total Options Granted to Employees in Twelve Months Ended September 30, 2004 (3)(%)	Exercise Price (4)($Sh)	Expiration Date	5%($)	10%($)
Samuel T. Spadafora	40,000	1.6%	$4.17	June 14, 2014	$104,900	$265,836
Stephen Kelly	75,000	3.0%	$4.17	June 14, 2014	$196,687	$498,443
Donald J. Morrison*	50,000	2.0%	$4.17	June 14, 2014	$131,125	$332,295
	150,000	6.0%	$5.02	March 14, 2014	$468,671	$1,192,307
Allen Swann**	0	—	—	—	—	—

*	Mr. Morrison resigned from Chordiant effective May 2, 2005

**	Mr. Swann resigned from Chordiant effective September 30, 2004.

(1)	The potential realizable value information is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed as prescribed by the rules promulgated by the SEC and does not represent our prediction of our future stock price performance.

(2)	The stock options listed for Messrs. Spadafora, Kelly, and Morrison vest in a series of equal monthly installments over the three years following their date of grant. Our 1999 Plan and 2000 Plan allow for the early exercise of options granted to employees. All options exercised early are subject to repurchase by us at the original exercise price upon the option holder’s cessation of service to us before the vesting of such holder’s shares. Each of the options has a ten-year term, subject to earlier termination if the option holder’s service with us ceases.

(3)	Percentages shown are based on an aggregate of 2,511,750 options granted to our employees under our stock option plans during the period from October 1, 2003 through September 30, 2004.

(4)	The exercise price of each option is equal to the fair market value of our common stock as valued by the Board on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the date of exercise, or through a cashless exercise procedure involving a same-day sale of the purchased shares.

Aggregated Option Exercises in the Twelve Months Ended September 30, 2004
and September 30, 2004 Option Values

Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at September 30, 2004 (2) ($)
			Vested	Unvested	Vested	Unvested
Samuel T. Spadafora	155,481	770,693	915,085	165,834	$1,744,086	$200,042
Stephen Kelly	—	—	165,627	185,418	$113,333	$141,167
Donald J. Morrison*	120,000	510,475	361,294	221,877	$459,440	$72,408
Allen Swann**	—	—	158,499	37,501	$202,183	$57,377

*	Mr. Morrison resigned from Chordiant effective May 2, 2005.

**	Mr. Swann retired from Chordiant effective September 30, 2004.

(1)	Based on the fair market value of our common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2)	Based on the fair market value of our common stock as of September 30, 2004, minus the exercise price, multiplied by the number of shares underlying the unexercised options.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

On April 24, 1998, we entered into an employment agreement with Mr. Spadafora, which was amended in June 2005. Pursuant to the amended agreement, Mr. Spadafora is entitled to a base salary of $250,000 and is not eligible to participate in Chordiant’s 2005 Executive Bonus Plan. The amended agreement also provides that either Mr. Spadafora or we may terminate Mr. Spadafora’s employment at any time. If Mr. Spadafora’s employment is terminated without “cause” (as defined in Mr. Spadafora’s employment agreement) Mr. Spadafora is entitled to receive 12 months of base salary, subject to certain conditions; provided, however, Mr. Spadafora will not receive this benefit if he is entitled to benefits under his Change of Control agreement discussed below. If Mr. Spadafora’s employment with the Company is terminated without cause or he resigns for any reason prior to a “change of control” (as defined in Mr. Spadafora’s Change Of Control agreement), Chordiant will provide him with a consulting agreement that will remain in place until he reaches the age of 65 (the “Consulting Period”). During the Consulting Period: (1) Chordiant will have the right to reasonably request that Mr. Spadafora perform consulting services for Chordiant up to a maximum of 40 hours per month; (2) Mr. Spadafora will receive $5,000 to $10,000 per month (depending on his duties); (3) Chordiant will pay the health insurance premiums for Mr. Spadafora and his wife; (4) Chordiant will pay the premium for a $1.0 million term life insurance policy for Mr. Spadafora’s benefit; and (5) Mr. Spadafora will continue to vest in his equity compensation awards, subject to the terms and conditions of the applicable plan documents. In June 2005, the Board also awarded Mr. Spadafora a cash bonus of $25,000 in recognition of his extraordinary efforts in bringing Chordiant into compliance with its reporting obligations.

Effective as of January 1, 2002, we entered into an employment agreement with Mr. Kelly. Mr. Kelly’s employment agreement provides that in the event his employment relationship is terminated without “cause,” as defined in Mr. Kelly’s employment agreement, then Chordiant will pay Mr. Kelly severance payments equal to Mr. Kelly’s base salary for twelve months following his termination date, and the vesting of fifty percent (50%) of all restricted stock and/or options held by Mr. Kelly that are unvested on the date of his termination will become vested; provided, however, Mr. Kelly will not receive these benefits if he is entitled to benefits under his Change of Control agreement discussed below. Under the terms of Mr. Kelly’s employment agreement, if he resigns or his employment is terminated for “cause,” then all compensation and benefits from Chordiant will cease immediately. Effective January 1, 2005, the Board increased Mr. Kelly’s base salary to $400,000 and set a targeted bonus range of 80% of base salary (60% based on quarterly attainments and 20% based on annual attainments). On June 2, 2005, the Board awarded a cash bonus of $20,000 to Mr. Kelly in recognition of his extraordinary efforts in bringing Chordiant into compliance with its reporting obligations. Also on June 2, 2005, the Board approved a restricted stock grant to Mr. Kelly covering 125,000 shares of Chordiant’s common stock, which will vest on April 1, 2006, provided that Chordiant is current in filing its periodic reports under the Securities Exchange Act of 1934, as amended, and Mr. Kelly is employed at Chordiant on that date.

Effective as of January 23, 2001, we entered into an employment agreement with Allen Swann. Mr. Swann assumed the role of president of our international operations on March 27, 2001. Mr. Swann was previously an employee of Prime Response, Inc., a company we acquired on January 8, 2001. Under the terms of his employment agreement, Mr. Swann was entitled to receive and annual base salary of $275,000, additional incentive compensation of up to $725,000, and a one-time retention bonus of $300,000. Mr. Swann was granted two compensatory stock options on March 27, 2001, for 76,649 shares vesting over 12 months, and 120,000 shares vesting over 24 months, respectively. In 2003, Mr. Swann earned a bonus of $112,709. For 2004, Mr. Swann’s salary was £200,000 ($362,820 based on the currency conversion rate as of March 29, 2004). Mr. Swann retired from Chordiant effective September 30, 2004.

Prior to Mr. Morrison’s resignation from Chordiant effective May 2, 2005, his annual base salary was $260,000 pursuant to the terms of his employment, and he was eligible for an annual bonus of up to sixty percent (60%) of his base salary based upon Chordiant’s performance goals. On June 2, 2005, the Board awarded a cash bonus of $15,000 to Mr. Morrison in recognition of his extraordinary efforts in bringing Chordiant into compliance with its reporting obligations.

Change of Control Agreements

We have entered into Change of Control Agreements with Stephen Kelly, Sam Spadafora and Don Morrison (each an “Executive”). Mr. Morrison’s change of control agreement terminated upon his resignation from Chordiant. We may in the future enter into these agreements with other executives of ours. These agreements provide generally that if an executive is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreements, within 90 days prior to a “change of control,” as defined in the agreements, or 12 months following a change of control, then the Executive will receive, among other benefits, the following: (1) payment of the Executive’s salary for a period of 12 months, (2) payment of the Executive’s annual bonus, (3) continuation of our health and life insurance policies for one year, (4) so long as not prohibited by law, automatic extension of 60 months to repay any promissory note, loan or other indebtedness to us, and (5) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the greater of (a) 50% of the then-unvested shares, or (b) 12 months’ worth of vesting.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Executive Compensation

Period Covered by This Compensation Committee Report. As required by SEC rules, the information contained above in the Summary Compensation Table relates to our new fiscal year ended September 30, 2004. However, the Compensation Committee based its compensation decisions on Chordiant’s former fiscal, which was the calendar year ended December 31, 2004, and Chordiant’s 2004 Bonus Plan, which preceded the change in our fiscal year and also related to calendar 2004. This report, therefore, covers the year ended December 31, 2004. In this regard, the Named Executive Officers earned bonuses for the year ended December 31, 2004 as follows:

Name and Principal Position	Performance Bonus for Quarter Ended March 31, 2004
Samuel T. Spadafora Chairman of the Board	$0
Stephen Kelly Chief Executive Officer	23,752
Donald J. Morrison President**	15,600
Allen Swann President, International Field Operations***	21,408

**	Mr. Morrison resigned from Chordiant effective May 2, 2005.

***	Mr. Swann retired from Chordiant effective September 30, 2004.

Purpose of the Compensation Committee

The Compensation Committee determines compensation levels for Chordiant’s executive officers, including the Chief Executive Officer, for each fiscal year based upon a formula that ties a target bonus objective to the achievement of certain pre-defined financial benchmarks discussed below. The Compensation Committee reviews and recommends for approval to the Board of Directors all executive based and bonus compensation and the plan by which bonuses in excess of the targets established by the Board of Directors may be paid.

Composition of Compensation Committee

As of August 1, 2005, the Compensation Committee is comprised of three independent directors: Steven Springsteel, William Raduchel, and David Springett. Mr. Springett has been on the Committee since April 18, 2002, Mr. Raduchel has been on the Committee since April 17, 2003, and Mr. Springsteel has been on the Committee since January 28, 2004. Prior to January 28, 2004, the Committee was comprised of three non-employee directors: Mr. Raduchel, Mr. Springett and a former director, who was replaced by Mr. Springsteel on January 28, 2004.

Objectives of the Compensation Program

The objectives of the compensation program established by the Compensation Committee are: (1) to attract and retain high-quality executives, (2) to tie executive compensation directly to Chordiant’s business and performance objectives and (3) to reward outstanding individual performance that contributes to Chordiant’s long-term success.

Elements of Compensation

Each executive officer’s compensation package is comprised of three elements: (1) base compensation, (2) bonus compensation payable based on the achievement of our financial performance goals and individual performance, and (3) long-term stock-based incentive compensation, which ties executive compensation directly to our growth and increased stockholder value.

Base Compensation. In establishing the base compensation for each executive officer, the Compensation Committee and the Board of Directors consider the following factors: (1) salary levels for comparable positions in software and related companies similar in size and business that compete with Chordiant in the recruitment and retention of senior management personnel, (2) each executive officer’s past performance relative to corporate and individual objectives, (3) each executive officer’s responsibility level and objectives for the subsequent year, and (4) compensation to other Chordiant executive officers.

The Compensation Committee and Board of Directors obtained information regarding competitive salary ranges for calendar 2004 from the Radford High Technology Survey that relates to companies with $50.0 million to $199.9 million in revenues (the “Radford Survey”) to evaluate the compensation it pays its executive officers in relation to similarly situated companies.

The Compensation Committee believes that the total cash compensation paid to our executive officers in fiscal 2004 was competitive with the total cash compensation for executive officers at comparable companies. The target compensation level was between the 50th and 75th percentile of the relevant data in Radford Survey. The Compensation Committee believes that this level of compensation is required to retain the persons with the skills necessary to run Chordiant’s business.

Bonus Compensation.  The Board and Compensation Committee met during the first quarter of calendar 2004 to approve the calendar 2004 Bonus Plan for executive officers. Each executive officer had a target bonus level equal to a certain percentage of his or her base salary. A portion of this percentage was payable quarterly depending upon whether Chordiant met certain net income/net loss levels and the remainder of the percentage was payable after the end of the year depending on whether certain goals with respect to revenue, net income and stock market capitalization (collectively, the “Performance Criteria”) were achieved during calendar 2004. With respect to quarterly bonuses, the 2004 Bonus Plan also provided that, if Chordiant missed the target net income levels by a specified minimum amount in a particular quarter, executives would receive a portion of their target bonus for that quarter. Likewise, if Chordiant exceeded the specified target levels of net income in a particular quarter by certain specified amounts, executive officers would be eligible for bonuses that exceeded their target bonus levels. Because the focus of Mr. Spadafora’s role as chief strategy officer is on long-term objectives of Chordiant, Mr. Spadafora was not eligible to receive quarterly bonuses for calendar 2004.

As Chordiant met a specified level of net loss during the first quarter of calendar 2004, each of our executive officers, other than Mr. Spadafora, earned a performance bonus in the first quarter of calendar 2004. The performance bonuses earned by the Named Executive Officers during the first quarter of 2004 are reflected in the table above. Chordiant did not, however, meet the net income goals during the remaining quarters of calendar 2004, nor did Chordiant meet the annual Performance Criteria goals. Accordingly, the Board did not pay bonuses under the 2004 Bonus Plan other than with respect to the first quarter of calendar 2004.

Long-Term Incentive Compensation.  We provide long-term compensation to our executives in the form of stock options. The Compensation Committee believes that equity-based compensation closely aligns the interests of executive officers with those of stockholders by providing an incentive to manage Chordiant with a focus on long-term strategic objectives set by the Board of Directors relating to growth and stockholder value. Stock option grants are determined by taking into account each executive officer’s performance and responsibility level, a comparison with comparable awards to individuals in similar positions in the industry, each executive officer’s current level of equity participation and our operating performance. However, the Compensation Committee does not strictly adhere to these factors in all cases and may vary grants made to each executive officer as the particular circumstances warrant. Exercise prices for options are set at the fair market value of Chordiant common stock on the date of grant.

The vesting schedule for grants made to executive employees during the last fiscal year consisted of monthly vesting of two to four years provided that the executive officer continues his or her employment with Chordiant. Accordingly, the option will provide a return to the executive officer only if he or she remains in Chordiant’s employ, and then only if the market price of Chordiant’s common stock appreciates over the option term.

Based on the factors noted above, Compensation Committee awarded the Named Executive Officers the option grants set forth in the Option Grants Table above. The only other executive officer to receive an option grant in calendar 2004 was our new Chief Operating Officer and Chief Financial Officer, who received a negotiated compensation package for joining Chordiant. The Compensation Committee reexamines long-term compensation levels annually.

2004 Chief Executive Officer Compensation

Recommended compensation for our Chief Executive Officer is determined through a process similar to that discussed above for other of our executive officers.

Mr. Kelly’s base salary for calendar 2004 as Chief Executive Officer was $350,000, which was unchanged from the prior year due to the fact that Chordiant did not meet its performance objectives for the prior year. This amount put Mr. Kelly in approximately the 50th percentile of the relevant Radford Survey data.

Mr. Kelly was granted options covering 75,000 shares in calendar 2004 based on the factors noted above with under the heading “Long-Term Incentive Compensation.”

Mr. Kelly received $23,752 in bonuses for calendar 2004 as described above under the heading “Bonus Compensation.”

Limitations on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our Named Executive Officers shall be designed to qualify as “performance-based compensation.”

Compensation Committee

Steven Springsteel
William Raduchel
David R. Springett

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Chordiant under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON (1)

The following graph shows the total stockholder return of an investment of $100 in cash on February 14, 2000, the date our initial public offering commenced, through September 30, 2004 for:

(i)	Our common stock;

(ii)	The Nasdaq Stock Market (U.S.) Index;

(iii)	The Standard & Poor’s Application Software Index.

Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year.

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2005, Charles E. Hoffman became a director of Chordiant. Mr. Hoffman is the president and chief executive officer of Covad Communications Group, Inc. (“Covad”), a customer of ours. Pursuant to a software license and services agreement dated March 15, 2004, Covad made payments to us of $2.8 million during the last fiscal year.

In January 2005, David A. Weymouth became a director of Chordiant. Mr. Weymouth was the corporate responsibility director of Barclay’s Group, a customer of ours, until June 2005. Pursuant to a software license agreement, software maintenance agreement, and professional services agreement, each dated December 19, 2002, as amended, Barclay’s Group made payments to us of $10.1 million during the twelve month period ended September 30, 2004. During the nine month period ended June 30, 2005, Barclay’s Group made payments to us of $8.2 million.

We have entered into indemnification agreements with our directors and officers for the indemnification of and advancement of expenses to these persons to the full extent permitted by law. We also intend to execute these agreements with our future directors and officers.

All transactions between us and our officers, directors and principal stockholders must be approved by a committee of independent and disinterested directors.

We do not have any formal policy concerning the direct or indirect pecuniary interest of any of our officers, directors, security holders or affiliates in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We will not enter into any such transactions unless approved by a majority of the entire Board, not including any interested director.

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Director of Investor Relations, Chordiant Software, Inc., 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, or contact Steve Polcyn, Director of Investor Relations at 408-517-6100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

George A. de Urioste
Chief Operating Officer. Chief Financial
Officer & Secretary

August 24, 2005

A copy of our Transition Report to the Securities and Exchange Commission on Form 10-K/T for the fiscal year ended September 30, 2004 (excluding the information included in this proxy statement) accompanies this Proxy Statement. Further copies are also available without charge upon written request to: Director of Investor Relations, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014. Copies may also be obtained without charge through the SEC’s Website at http://www.sec.gov.

APPENDIX A

CHORDIANT SOFTWARE, INC.

2005 EQUITY INCENTIVE PLAN

APPROVED BY BOARD ON: JULY 20, 2005
[APPROVED BY STOCKHOLDERS: SEPTEMBER 27, 2005]
TERMINATION DATE: JULY 19, 2015

1.     GENERAL.

        (a) Successor and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Chordiant Software, Inc. 1999 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date of this Plan, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan shall be added to the share reserve of this Plan and available for issuance pursuant to Stock Awards granted hereunder. All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan, except that the Board may elect to extend one or more of the features of the Plan to stock awards granted under the Prior Plan. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of this Plan and become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted subsequent to the Effective Date of this Plan shall be subject to the terms of this Plan.

        (b) Eligible Stock Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

        (c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Restricted Stock Awards, (v) Stock Appreciation Rights, (vi) Restricted Stock Unit Awards, and (vii) Other Stock Awards.

        (d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.     DEFINITIONS.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

        (b) “Award” means a Stock Award or a Performance Cash Award.

        (c) “Board” means the Board of Directors of the Company.

        (d) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

        (e) “Cause” means with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

                 (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

                 (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

                 (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

                 (v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

        The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

         (g) “Code” means the Internal Revenue Code of 1986, as amended.

         (h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

        (i) “Common Stock” means the common stock of the Company.

         (j) “Company” means Chordiant Software, Inc., a Delaware corporation.

        (k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

        (l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

                (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

                (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

                (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (n) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

        (o) “Director” means a member of the Board.

        (p) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (q) “Effective Date” means the effective date of this Plan document, which is the date that this Plan is first approved by the Company’s stockholders.

        (r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

        (s) “Entity” means a corporation, partnership, limited liability company or other entity.

        (t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        (u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 13, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

        (v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

                (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

        (w) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

        (y) “Nonstatutory Stock Option” means any Option other than an Incentive Stock Option.

        (z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

        (dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

        (ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

        (gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(e)(ii).

        (jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders’ equity; and (xxviii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

        (ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

        (mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 7(e)(i).

        (nn)“Plan” means this Chordiant Software, Inc. 2005 Equity Incentive Plan.

        (oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

        (pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

        (rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (tt)“Securities Act” means the Securities Act of 1933, as amended.

        (uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

        (vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (ww) “Stock Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Purchase Award, a Restricted Stock Award, a Stock Appreciation Right, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

        (xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (yy) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

        (zz) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a

Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

        (aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.     ADMINISTRATION.

        (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

        (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

                (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

                (iii) To settle all controversies regarding the Plan and Awards granted under it.

                (iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

                (v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

                (vi) To amend the Plan, subject to the limitations, if any, of applicable law. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

                (vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

                (viii) To amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

                (ix) To amend the terms of any one or more Awards or stock awards granted under the Prior Plan, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

                (x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

                (xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

        (c) Delegation to Committee.

                (i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

                (ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(v)(ii) above.

        (e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.     SHARES SUBJECT TO THE PLAN.

        (a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, ____________________ (_________) shares of Common Stock. Such number of shares reserved for issuance consists of (i) the number of shares remaining available for issuance under the Prior Plan, including shares subject to outstanding stock awards under the Prior Plan, and (ii) an additional five million five hundred thousand (5,500,000) shares to be approved by the stockholders at the 2005 Annual Meeting as part of the approval of this Plan. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08 and such issuance shall not reduce the number of shares available for issuance under the Plan.

        (b) Reversion of Shares to the Share Reserve. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full,

(ii) shares of Common Stock issued to a Participant pursuant to a Stock Award (including the Stock Awards transferred from the Prior Plan on the Effective Date of this Plan) are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a Stock Purchase Award, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award, the number of shares that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for subsequent issuance under the Plan.

        (c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be thirteen million nine hundred eighty nine thousand five hundred fourteen (13,989,514) shares of Common Stock.

        (d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.

5.     ELIGIBILITY.

        (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than five million (5,000,000) shares of Common Stock.

        (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

        (a) Term. Subject to the provisions of Section 5(b), no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

        (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

        (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

        (d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

                 (i) by cash or check;

                 (ii) bank draft or money order payable to the Company;

                 (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                 (iv) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

                 (v) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

                 (vi) in any other form of legal consideration that may be acceptable to the Board.

        (e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

                (i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

                (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

                (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

        (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the

Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (k) Termination for Cause. Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                (i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

                (ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (A) in cash or by check at the time of purchase, (B) by past or future services actually rendered to the Company or an Affiliate, or (C) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

                (iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                (iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market

Value on the relevant date, or (B) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of Common Stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

                (v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

        (b) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                (i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

                (ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

                (iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

                (iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

        (c) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                (i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

                (ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

                (iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

                (iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

                (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

                (vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

                (vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the

Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

        (d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                (i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

                (ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

                (iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

                (iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

                (v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

                (vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

                (vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

                (viii) Termination for Cause. Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

                (ix) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

        (e) Performance Awards.

                (i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 7(e) shall not exceed the value of three million (3,000,000) shares of Common Stock.

                (ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 7(e) shall not exceed three million dollars ($3,000,000).

        (f) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.     COVENANTS OF THE COMPANY.

        (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.     USE OF PROCEEDS FROM SALES OF COMMON STOCK.

        Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.  MISCELLANEOUS.

        (a) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.

        (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

        (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

11.  ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

        (a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(c) and 7(e)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

        (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

                (i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock

Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

                (ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

                (iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

                (iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

        (d) Change in Control. Unless otherwise specified in an applicable Stock Award Agreement, in the event of a Change in Control each outstanding Stock Award (other than a Stock Award that vests solely upon the satisfaction of Performance Goals) that is held by a person whose Continuous Service has not terminated prior to the Change in Control shall become immediately vested in that number of shares that would have been vested as of the date that is twelve months following the date of the Change in Control. This Section 11(d) shall not apply to any Stock Award the vesting of which is based solely on the satisfaction of Performance Goals. Following the acceleration provided in this Section 11(d), any unvested shares of Common Stock remaining subject to a Stock Award shall vest in equal installments over a vesting period that is twelve months shorter than the vesting period immediately prior to the Change in Control. For purposes of illustration, assume at the time immediately prior to a Change in Control (i) the number of unvested shares of Common Stock subject to an option is seventy-two (72) shares and (ii) such shares are vesting monthly such that two (2) shares are vesting each month (over a thirty-six (36) month period). In such event, upon a Change in Control (A) twenty-four (24) of such shares will immediately vest, and (B) the remaining forty-eight (48) unvested shares of Common Stock subject to the Stock Award shall continue to vest in equal monthly installments of two (2) shares per month over the remaining twenty-four (24) months. In the event that the vesting of a Stock Award is accelerated pursuant to the terms of Section 11(c), above, the acceleration provisions of this Section 11(d) shall not be applicable to such Stock Award.

        (e) Parachute Payments.

                 (i) Except as otherwise provided in a written agreement between the Company and a Participant, if the acceleration of the vesting and exercisability of Awards provided for in Sections 11(c) and 11(d), together with payments and other benefits of a Participant (collectively, the “Payment”) (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 11(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Payment shall be either (1) provided to such Participant in full, or (2) provided to such Participant as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

                 (ii) The Company shall appoint a nationally recognized independent accounting firm (the “Accountant”) to make the determinations required hereunder, which accounting firm shall not then be serving as accountant or auditor for the individual, entity or group that effected the Change in Control. The Company shall bear all costs and expenses with respect to the determinations the Accountant may reasonably incur in connection with any calculations contemplated by this Section 11(e).

                 (iii) Unless the Company and such Participant otherwise agree in writing, any determination required under this Section 11(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date that triggers the Payment or a portion thereof):(A) reduction of cash payments; (B) cancellation of accelerated vesting of Options and other Awards; and (C) reduction of other benefits paid to the Participant. If acceleration of vesting of Awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of the Awards (i.e., the earliest granted Award cancelled last) unless the Participant elects in writing a different order for cancellation.

                 (iv) For purposes of making the calculations required by this Section 11(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Participant shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs that the Accountant may reasonably incur in connection with any calculations contemplated by this Section 11(e).

                 (v) If, notwithstanding any reduction described above, the Internal Revenue Service (the “IRS”) determines that the Participant is liable for the Excise Tax as a result of the Payment, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the Payment (the “Repayment Amount”). The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

                 (vi) Notwithstanding any other provision of this Section 11(e), if (A) there is a reduction in the Payment as described above, (B) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (C) the Participant the Excise Tax, then the Company shall pay or otherwise provide to the Participant that portion of the Payment that was reduced pursuant to this Section 11(e) contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the Payment are maximized.

                 (vii) If the Participant either (A) brings any action to enforce rights pursuant to this Section 11(e), or (B) defends any legal challenge to his or her rights under this Section 11(e), the Participant shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Participant, the court finds that the action was brought in good faith.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

        (a) Plan Term. Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.  EFFECTIVE DATE OF PLAN.

        This Plan shall become effective on the Effective Date.

14.  CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

CHORDIANT SOFTWARE, INC. 20400 STEVENS CREEK BLVD. CUPERTINO, CA 95014	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chordiant Software, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Chordiant Software, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHRDN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
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CHORDIANT SOFTWARE, INC.

Vote on Directors
					For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
					All	All	Except

1.		To elect two (2) directors to hold office until the 2008 Annual Meeting of Stockholders.

Nominees: (01) Stephen Kelly and (02) Steven R. Springsteel					☐	☐	☐

Vote on Proposals
									For	Against	Abstain

2.		To ratify the selection of BDO Seidman, LLP as Chordiant’s independent registered public accounting firm for its fiscal year ending September 30, 2005.							☐	☐	☐

3.		To approve Chordiant’s 2005 Equity Incentive Plan.							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated
☐
		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household

		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

CHORDIANT SOFTWARE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 27, 2005

The undersigned hereby appoints Stephen Kelly, George de Urioste and Cary Morgan and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Chordiant Software, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Chordiant Software, Inc. to be held at the principal offices of Chordiant, 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014 on September 27, 2005 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Chordiant Software, Inc.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE OTHER SIDE	CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE	SEE OTHER SIDE